UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2024

M.D.C. Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8951	84-0622967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4350 South Monaco Street, Suite 500 Denver, Colorado	80237
(Address of principal executive offices)	(Zip Code)

(303) 773-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	MDC	New York Stock Exchange
6% Senior Notes due January 2043	MDC 43	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On April 2, 2024, M.D.C. Holdings, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to vote on the proposals described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 4, 2024. A total of 75,047,701 shares of the Company’s common stock, consisting of 74,766,632 shares of the Company’s common stock and 281,069 unvested Company RSAs, were entitled to vote at the close of business on February 26, 2024, the record date for the Special Meeting (the “Record Date”). Approximately 66,346,313 shares of the Company’s common stock issued and outstanding were present at the Special Meeting or represented by proxy at the Special Meeting, representing approximately 88.4% of those shares entitled to vote, which constituted a quorum.

Each of the proposals upon which the Company’s stockholders voted at the Special Meeting, and the final, certified results reported by the Company’s independent inspector of elections, the Carideo Group, as a representative of Broadridge Investor Communications Solutions, are set forth below.

PROPOSAL 1:	Merger Proposal – A proposal to adopt the Agreement and Plan of Merger, dated as of January 17, 2024, by and among SH Residential Holdings, LLC, Clear Line, Inc., solely for the purposes of Section 6.2, Section 6.17 and Section 9.15 therein, Sekisui House, Ltd., and the Company (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), and approve the transactions contemplated thereby, including the merger of Clear Line, Inc. with and into the Company (the “Merger”).

For	Against	Abstain	Broker Non-Votes
66,212,122	48,927	85,264	-

This proposal was approved by the requisite vote of the Company’s stockholders at the Special Meeting.

PROPOSAL 2:	Merger-Related Compensation Proposal – A proposal to approve, on a non-binding, advisory basis, the compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

For	Against	Abstain	Broker Non-Votes
21,469,533	44,739,106	137,674	-

This proposal did not receive the requisite vote of the Company’s stockholders at the Special Meeting and was therefore not approved. This proposal is not a condition to the consummation of the Merger, and as an advisory vote, the result is not binding on the Company.

PROPOSAL 3:	Adjournment Proposal – A proposal to approve any adjournment of the Special Meeting, from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger or in the absence of a quorum, subject to and in accordance with the terms of the Merger Agreement.

The Adjournment Proposal was deemed unnecessary because there was a quorum present and there were sufficient proxies at the time of the Special Meeting to approve the Merger Proposal.

Item 8.01.	Other Events.

On April 2, 2024, the Company issued a press release announcing the approval of the Merger by the Company’s stockholders at the Special Meeting. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated as of April 2, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

M.D.C. HOLDINGS, INC.

Date: April 2, 2024	By:	/s/ Joseph H. Fretz
Joseph H. Fretz
Vice President, Secretary and Corporate Counsel